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                                                                     EXHIBIT 10f



                              HUBBELL INCORPORATED

                              AMENDED AND RESTATED

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS








                Restated and Amended, Effective December 8, 1999.


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                              HUBBELL INCORPORATED

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

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Table of Contents

                                                                                                            Page(s)
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ARTICLE I                  DEFINITIONS.........................................................................1
                           -----------

ARTICLE II                 ELECTION TO DEFER...................................................................2
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ARTICLE III                DEFERRED COMPENSATION ACCOUNTS....................................................3-6
                           ------------------------------

ARTICLE IV                 PAYMENT OF DEFERRED COMPENSATION..................................................6-8
                           --------------------------------

ARTICLE V                  ADMINISTRATION......................................................................8
                           --------------

ARTICLE VI                 AMENDMENT OF PLAN.................................................................8-9
                           -----------------

ARTICLE VII                CHANGE OF CONTROL................................................................9-14
                           -----------------
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                                    ARTICLE I

                                   DEFINITIONS

1.1      "Board" shall mean the Board of Directors of Hubbell Incorporated.

1.2 "Director" shall mean a member of the Board of Directors of Hubbell who is not an employee of Hubbell or any of its subsidiaries.

1.3      "Hubbell" shall mean Hubbell Incorporated and any corporate successors.

1.4 "Plan" shall mean this Deferred Compensation Plan for Directors as it may be amended from time to time.

1.5 "Fees" shall mean amounts earned for serving as a member of the Board, including any Committees of the Board.

1.6      "Year" shall mean calendar year.

1.7      "Cash Account" shall mean the account created by Hubbell pursuant to
         Article III of this Plan in accordance with an election by a Director to receive deferred cash compensation under Article II hereof.

1.8 "Stock Unit" shall mean one share of Hubbell Class A Common Stock and one share of Hubbell Class B Common Stock.

1.9 "Stock Unit Account" shall mean the account created by Hubbell pursuant to Article III of this Plan in accordance with an election by a Director to receive deferred stock compensation under Article II hereof.

1.10 "He", "Him" or "His" shall apply equally to male and female members of the Board.


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                                   ARTICLE II

                                ELECTION TO DEFER

2.1 A Director may elect, on or before December 31 of any Year, to defer payment of all or a specified part of all Fees earned during the Year following such election and succeeding Years (until the Director ceases to be a Director). Any person who shall become a Director during any Year, and who was not a Director of Hubbell on the preceding December 31, may elect, before the Director's term begins, to defer payment of all or a specified part of such Fees earned during the remainder of such Year and for succeeding Years. Any Fees deferred pursuant to this Section shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, in the form of cash or Hubbell Common Stock, or any combination thereof, as designated by the Director.

2.2 The election to participate and manner of payment shall be designated by submitting a letter in the form attached hereto as Appendix A to the Secretary of Hubbell; provided, however, that during the period of ten days after the signing of any agreement by the Company that would, upon the consummation of the transactions contemplated therein, result in a Change of Control, any Director (whether current or former) who has previously elected to receive installment payments of the amounts contained in the Director's Accounts shall have the opportunity to reconfirm his prior election under the Plan to receive installment payments in lieu of the receipt of payment of such amounts in one lump payment, and provided, further, however, that in the event that a Director does not so reconfirm, the Directors Cash Account and/or Stock Account shall be paid out in one lump sum, in accordance with the terms of Article IV hereof.


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2.3      The election shall continue from Year to Year unless the Director terminates it by written request delivered to the Secretary of Hubbell prior to the commencement of the Year for which the termination is first effective.

                                   ARTICLE III

                         DEFERRED COMPENSATION ACCOUNTS

3.1 Hubbell shall maintain separate memorandum accounts for the Fees deferred by each Director.

3.2 Hubbell shall credit, on the date Fees become payable, to the Cash Account of each Director the deferred portion of any Fees due the Director as to which an election to receive cash has been made. Fees deferred in the form of cash (and interest thereon) shall be held in the general funds of Hubbell.

3.3 Hubbell shall credit the Cash Account of each Director on a quarterly basis with interest at the prime rate in effect at Hubbell's principal commercial bank on the date of the next immediately following regular quarterly Directors' meeting. A Director's Cash Account shall continue to accrue interest in the foregoing manner during the period beginning on the date that the Director retires or separates from the Board and ending two days prior to the date on which the balance of the Director's Cash Account will be paid (whether the Director has elected to receive the distribution of his or her Cash Account in a lump sum or in installment payments), in accordance with the terms of Article IV hereof, in satisfaction of all payments owed to the Director under the Plan.

3.4 Hubbell shall credit, on the date Fees become payable, the Stock Unit Account of each Director with the number of Stock Units which is equal to: the deferred portion of any


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         Fees due the Director as to which an election to receive Hubbell Common
         Stock has been made, divided by the sum of the closing prices of Hubbell's Class A Common Stock and Class B Common Stock as reported on the New York Stock Exchange (the "NYSE") on the date such Fees would otherwise have been paid (the "Stock Unit Value"). If closing prices are not available from the NYSE for both the Class A Common Stock and the Class B Common Stock on the date such Fees would otherwise have been paid, then the next preceding practicable date for which such closing prices are available shall be used.

3.5 Hubbell shall credit the Stock Unit Account of each Director who has elected to receive deferred compensation in the form of Stock Units with the number of Stock Units equal to any cash dividends (or the fair market value of dividends paid in property other than dividends payable in Common Stock of Hubbell) payable on the number of shares of Class A Common Stock or Class B Common Stock represented by the number of Stock Units in each Director's Stock Unit Account divided by the Stock Unit Value on the dividend payment date. Dividends payable in Common Stock on both Class A and Class B Common Stock of Hubbell and in respect of each class in shares of such class will be credited to each Director's Stock Unit Account in the form of Stock Units. Dividends payable on both Class A and Class B Common Stock in shares of Class B Common Stock will be credited to each Director's Stock Unit Account in the form of Stock Units in an amount determined by multiplying the number of Class B dividend shares payable to such Director by the closing price of the Class B Common Stock on the dividend payment date and dividing that product by the Stock Unit Value on such dividend payment date. A Director's Stock Unit Account shall continue to be credited with dividends in the foregoing manner during the period beginning on the date that the Director retires or


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         separates from the Board and ending two days prior to the date on which the balance of the Director's Stock Unit Account will be paid (whether the Director has elected to receive the distribution of his or her Stock Unit Account in a lump sum or in installment payments), in accordance with the terms of Article IV hereof, in satisfaction of all payments owed to the Director under the Plan. If adjustments are made to the outstanding shares of Hubbell Common Stock as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment also will be made in the number of Stock Units credited to the Director's Stock Unit Account.

3.6      Stock Units shall be computed to three decimal places.

3.7 Stock Units shall not entitle any person to rights of a stock holder with respect to such Stock Units unless and until shares of Hubbell Class A Common Stock or Class B Common Stock have been issued to such person in respect of such Stock Units pursuant to Article IV hereof.

3.8 Hubbell shall not be required to acquire, reserve, segregate, or otherwise set aside shares of its Class A Common Stock or Class B Common Stock for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of its Class A Common Stock and Class B Common Stock to meet the needs of the Plan.

3.9 Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from Hubbell under the Plan, such right shall be no greater than the right of any unsecured general creditor of Hubbell.


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3.10     Hubbell may enter into a trust agreement creating an irrevocable grantor trust for the holding of cash credited to the Cash Account of each Director under the Plan. Any assets of such trust shall be subject to the claims of creditors of Hubbell to the extent set forth in the trust, and Directors' interests in benefits under this Plan shall only be those of unsecured creditors of Hubbell. In the event of a Change of Control, if, unless all Directors (whether current or former) elect (pursuant to Section 2.2 hereof) to receive payment of his or her Cash Account in lump sum payments following a Change of Control Transaction, then, prior to the consummation of the Change of Control, Hubbell shall enter into a trust agreement creating an irrevocable grantor trust for the holding of cash, annuity contracts, and/or any other assets as determined by the Board in respect of the amounts contained in each such Director's Cash Account; provided, further, that upon the occurrence of a Change of Control, Hubbell shall transfer to the trustee of the foregoing trust the maximum amount of assets estimated to be necessary to satisfy Hubbell's obligations hereunder, as in effect immediately prior to the Change of Control.

                                   ARTICLE IV

                        PAYMENT OF DEFERRED COMPENSATION

4.1 Timing and Form of Payment. Unless otherwise provided for in this Plan, amounts contained in a Director's Cash Account and/or Stock Unit Account will be distributed in a lump sum or in installment payments as the Director's election (made pursuant to Section 2.2) shall provide. Distributions shall begin with the first day of the Year following the Director's retirement or separation from the Board. Amounts credited to a Director's Cash Account shall be paid in cash. Amounts credited to a Director's Stock


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         Unit Account prior to July 7, 1988 (the "Cutoff Date") shall be paid in the form of one share of Hubbell Class A Common Stock and one share of Class B Common Stock for each Stock Unit. Amounts credited to a Director's Stock Unit Account on or after the Cutoff Date shall be paid in the form of (x) one share of Class B Common Stock for each Stock Unit, plus (y) the aggregate number of shares of Class B Common Stock equal to the total number of Stock Units in such Director's Stock Unit Account, multiplied by the closing price of the Class A Common Stock as reported on NYSE on the third business day preceding the date of payment, divided by the closing price of the Class B Common Stock as reported on NYSE on the third business day preceding the date of payment. A cash payment will be made with any final installment for any fractions of a Stock Unit remaining in the Director's Stock Unit Account. Such fractional share will be valued at the Stock Unit Value on the date of settlement.

4.2 Designation of Beneficiary. Each Director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of death. Any designated beneficiary will receive payments in the same manner as the Director if he had lived. In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the Director's Cash Account and/or Stock Unit Account shall be payable in accordance with Section 4.1 to the Director's or former Director's estate in full on the first day of the Year following the Year in which the Director or his designated beneficiary dies. No designation of beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Secretary of Hubbell. Any beneficiary may be changed without the consent of any prior beneficiary.


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4.3      No Termination. The Board shall not terminate this Plan solely to accelerate the payment of any amounts previously credited to a Director's Cash Account or Stock Unit Account.

                                    ARTICLE V

                                 ADMINISTRATION

5.1 The books and records to be maintained for the purpose of the Plan shall be maintained by Hubbell at its expense. All expenses of administering the Plan shall be paid by Hubbell.

5.2 Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

5.3 No member of the Board and no officer or employee of Hubbell shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, and Hubbell shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of Hubbell.

                                   ARTICLE VI

                                AMENDMENT OF PLAN

6.1 The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the

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         payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director's Cash Account or Stock Unit Account.

6.2 Notice of every such amendment shall be given in writing to each Director and beneficiary of a deceased director.

                                   ARTICLE VII

                                CHANGE OF CONTROL

7.1 The provisions of Sections 7.3 and 7.4 of this Article VII shall become effective immediately upon the occurrence of a Change of Control (as defined in Section 7.2(a) of this Article VII).

7.2      (a)      "Change of Control" - shall mean any one of the following:

                  (i) Continuing Directors no longer constitute at least 2/3 of the Directors;

                  (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the voting power of the then outstanding securities of Hubbell entitled to vote for the election of Hubbell's directors; provided that this Article VII shall not apply with respect to any holding of securities by (A) the trust under a Trust Indenture dated September 2, 1957 made by Louie
                           E. Roche, (B) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (C) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by Hubbell or any affiliate of Hubbell;


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                  (iii)    the approval by Hubbell's stockholders of the merger
                           or consolidation of Hubbell with any other corporation, the sale of substantially all of the assets of Hubbell or the liquidation or dissolution of Hubbell, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or

                  (iv) at least 2/3 of the incumbent Directors in office immediately prior to any other action proposed to be taken by Hubbell's stockholders determine that such proposed action, if taken, would constitute a change of control of Hubbell and such action is taken.

         (b) "Continuing Director" shall mean any individual who is a member of Hubbell's Board of Directors on December 9, 1986 or was designated (before such person's initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

         (c) "Change of Control Transaction" shall mean the closing of the transaction constituting the Change of Control, which shall include, for purposes of the events described in Section 7.2(a)(iii), above, the consummation of the merger or consolidation approved by Hubbell's stockholders.

7.3      Article IV is amended by inserting at the end of the second sentence of
         Section 4.1 the following proviso:


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         "; provided, however, that in the event that such retirement or separation occurs on or after a Change of Control Transaction such distributions shall begin, if earlier, 30 days after the date of any such retirement or separation if such retirement or separation occurs after January 1 but prior to November 1 of any Year; and provided, further, that in the event that such Change of Control Transaction is intended to be, and is, otherwise eligible for pooling-of-interests accounting treatment under APB No. 16, any portion of such distributions payable in shares of common stock shall not commence until the first day on which a Director could sell such shares of common stock acquired in the Change of Control Transaction without incurring any liability under any federal or state securities laws or eliminating the ability of the Company to meet any applicable pooling-of-interests accounting requirements under APB No. 16."

7.4      Article IV is further amended by adding a new Section 4.4 as follows:
         Form of Payment Upon the Occurrence of a Change of Control Transaction.

         (a) Upon the occurrence of a Change of Control Transaction, the amounts credited to a Director's Cash Account shall be paid in cash.

         (b) Upon the occurrence of a Change of Control Transaction, the amounts credited to a Director's Stock Unit Account shall be converted into a Director's Cash Account under the following circumstances:

                  (i) In the event of a Change of Control Transaction in which the shareholders of Hubbell are entitled to receive cash in exchange for their shares of Hubbell Common Stock, any Stock Unit credited to a Director's Stock Unit Account shall be converted into a right to receive cash and shall thereafter be treated in all respects as part of such Director's Cash


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                           Account. The amount added to the Cash Account
                           pursuant to the preceding sentence shall be determined by converting each Stock Unit into the right to receive an amount of cash equal to the highest of the product of (x) the number of Units held in the Stock Unit Account multiplied by (y) (A) the per share amount payable to a shareholder of Hubbell holding one share of Hubbell Class A Common Stock and one share of Hubbell Class B Common Stock in the Change of Control or (B) the sum of the closing prices of one share of Hubbell Class A Common Stock and one share of Hubbell Class B Common Stock, as applicable, on the NYSE on that day on which the aggregate of such closing prices was the highest, within the 60 days preceding either (I) the date on which the shareholders of Hubbell approve the Change of Control Transaction or (II) the date on which the Change of Control Transaction occurs.

                  (ii) In the event of a Change of Control Transaction in which the shareholders of Hubbell are entitled to receive some number of shares of common stock of the acquiror (or, if applicable, the merger partner) and some amount of cash in exchange for their shares of Hubbell Common Stock, any Stock Unit credited to a Director's Stock Unit Account shall be converted into a right to receive cash and shall thereafter be treated in all respects as part of such Director's Cash Account. The amount added to the Cash Account pursuant to the preceding sentence shall be determined by converting each Stock Unit into the right to receive an amount of cash equal to the highest of the product of (x) the number of Units held in the Stock Unit Account


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                           multiplied by (y) the sum of the closing prices of
                           one share of Hubbell Class A Common Stock and one share of Hubbell Class B Common Stock, as applicable, on the NYSE on that day on which the aggregate of such closing prices was the highest, within the 60 days preceding either (A) the date on which the shareholders approve the Change of Control Transaction or (B) the date on which the Change of Control Transaction occurs.

                  (iii) In the event of a Change of Control Transaction in which the shareholders of Hubbell are entitled to receive only shares of common stock in the acquiror (or the merger partner, if applicable), but the Change of Control Transaction is not intended to be, and is not otherwise, accounted for using pooling-of-interests accounting treatment under APB No. 16, the Director's Stock Unit Account shall be treated as provided in Section 4.4(b)(ii).

         (c) The amounts credited to a Director's Stock Unit Account shall be paid in shares of common stock only upon the occurrence of the following: (i) a Change of Control Transaction occurs in which the shareholders of Hubbell are entitled to receive only shares of common stock in the acquiror (or the merger partner, if applicable), which Transaction is intended to be, and is otherwise, accounted for using pooling-of-interests accounting treatment under APB No. 16, and (ii) the conversion into a right to receive cash in respect of any portion of such Director's Stock Unit Account would cause such Transaction to be ineligible for pooling-of-interests accounting under APB No. 16. Under such circumstances, the foregoing conversion shall not be made unless and until the Board provides otherwise


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                  and, in lieu thereof, a Director's Stock Unit Account shall be immediately converted into a right to receive (x) the number of shares of common stock otherwise receivable by a shareholder of Hubbell holding one share of Hubbell Class A Common Stock and one share of Hubbell Class B Common Stock in the Change of Control Transaction multiplied by (y) the number of Units held in the Director's Stock Unit Account, and shall thereafter continue to be treated in all respects as part of such Director's Stock Account, payable in accordance with
                  Section 4.1.

7.4      Article VI is amended by adding a new Section 6.3 as follows:

                  "Notwithstanding any other provision of the Plan to the contrary:

                  (i) any amounts credited to a Director's Cash Account or Stock Unit Account as of the date of a Change of Control may not be reduced;

                  (ii) no amendment or action by the Board which affects any Director under the Plan is valid and enforceable without the prior written consent of such Director; and

                  (iii) no termination of the Plan shall have the effect of reducing any amounts credited to a Director's Cash Account or Stock Unit Account."

Adopted by the Board of Directors on December 12, 1978 and amended on December 14, 1982, December 9, 1986, June 14, 1989, June 20, 1991 and December 8, 1999.